EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the use in this Registration Statement on Form S-4 of Colorado Interstate Gas Company of our report dated February 28, 2006 relating to the consolidated financial statements and financial statement schedule of Colorado Interstate Gas Company, which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
Houston, Texas
April 11, 2006